UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016

ContraVir Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36856	46-2783806
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

399 Thornall Street, First Floor

Edison, NJ  08837

(Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 902-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01              Failure to Satisfy a Continued Listing Rule or Standard

On June 7, 2016, ContraVir Pharmaceuticals, Inc. (the “Company”) received notice (the “Notice”) from the Listing Qualifications Department of The NASDAQ Stock Market (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(2) because the Company’s listed securities did not maintain a minimum Market Value of $35 million.

Pursuant to Nasdaq Listing Rule 5550(b)(1), the Company would be in compliance with Nasdaq Listing Rule 5550(b) if it had stockholders’ equity of at least $2.5 million.  On April 4, 2016, the Company issued a press release announcing the closing of a best efforts underwritten public offering of 4,929,578 shares of its common stock and warrants to purchase up to 2,464,789 shares of its common stock at a fixed combined price to the public of $1.42  resulting in gross proceeds to the Company of $7,000,000 (the “Offering”).

As of the date of this Current Report on Form 8-K, the Company believes it has regained compliance with Nasdaq Listing Rule 5550(b)(1) based on the completion of the Offering.

Nasdaq will continue to monitor the Company’s ongoing compliance with Nasdaq Listing Rule 5550(b)(1) and, if at the time of the Company’s next periodic report, it does not evidence compliance, the Company’s common stock may be subject to delisting by Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2016

CONTRAVIR PHARMACEUTICALS, INC.

By:	/s/ James Sapirstein
James Sapirstein
Chief Executive Officer